UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301

Wilmington, DE 19801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 19, 2026, VisionWave Holdings, Inc. (the “Company”) issued a press release announcing the appointment of Tony Fabrizio as Director, Aerospace and Defense of VisionWave Holdings UK Ltd (registered in England and Wales), a wholly-owned subsidiary of the Company (the “UK Subsidiary”), effective May, 2026.

There are no family relationships between Mr. Fabrizio and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Fabrizio and any other person pursuant to which he was selected for his position, and there are no transactions involving Mr. Fabrizio that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Fabrizio has more than 25 years of experience in business development, strategic partnerships and complex technology programs across the defense, public sector, telecommunications, cloud, artificial intelligence, cybersecurity and digital transformation sectors. His prior experience includes engagements involving the UK Ministry of Defence, defense prime contractors, government organizations and international defense and technology partners.

In his new role, Mr. Fabrizio is expected to lead business development and sales activities for the Company’s and the UK Subsidiary’s products and services across the United Kingdom and Europe, supporting the Company’s expansion within the aerospace and defense markets.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding Mr. Fabrizio’s anticipated role and responsibilities, the expected contributions of his appointment, and the Company’s anticipated expansion within the aerospace and defense markets in the United Kingdom and Europe. Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict” and similar expressions, or by statements that events or trends “may,” “will” or “could” occur. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including the Company’s ability to retain Mr. Fabrizio and other key personnel; the Company’s ability to establish, staff and expand operations in the United Kingdom and Europe; the timing, availability and award of government, defense and defense-prime procurement opportunities; export control, security clearance, licensing and other regulatory requirements; the Company’s liquidity and capital resources; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this Current Report on Form 8-K, and investors are cautioned not to place undue reliance on them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of VisionWave Holdings, Inc., dated August 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Furnished herewith. Exhibit 99.1 is furnished and not filed, and is not incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2026

VISIONWAVE HOLDINGS, INC.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer